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                                                                   EXHIBIT 21


                           WILLBROS GROUP, INC.

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                                                            Jurisdiction
             Company Name                                        of
                 and                                        Incorporation
        Name Under Which it is                                   or
    Doing Business (if applicable)                          Organization
--------------------------------------                  ---------------------

Arctic Constructors Limited                                    Canada
Associated Contractors Equipment Corporation                   Panama
Construcciones Acuaticas Mundiales, S.A.                      Venezuela
Constructora CAMSA, C.A.                                      Venezuela
Contratistas Transandinos, S.A.   d/b/a/ COTRA                Colombia
Cruzamientos Direccionales Orizzon, S.A. de C.V.               Mexico
"ESCA" Equipment Service Compania Anonima                     Venezuela
International Pipeline Equipment, Inc.                         Panama
Interproject Engineers Limited                              Cayman Islands
Inversiones CAMSA, C.A.                                       Venezuela
Inversiones Willbros del Ecuador, S.A.                         Panama
Kompaniya Willbros ZAO                                         Russia
Monastere Inc.                                              Delaware, USA
Musketeer Oil B.V.                                           Netherlands
Osage Oilfield Services, Inc.                               Oklahoma, USA
Pipelines & Logistics, Inc.                                 Delaware, USA
Pretensado S.A.                                               Venezuela
Servicios Petroleros Willbros, S.A. de C.V.                    Mexico
Shield Constructors, Inc.                                      Panama
Shield International Engineering, Inc.                         Panama
The Oman Construction Company, L.L.C.                           Oman
Vessel MWB 403, Inc.                                        Delaware, USA
Vintondale Corporation N.V.                              Netherlands Antilles
Willbros Alaska, Inc.                                       Delaware, USA
Willbros Al-Rushaid Limited                                 Saudi Arabia
Willbros Andina Pipeline Investments, L.L.C.                Delaware, USA
Willbros Azerbaijan Limited                                 Cayman Islands
Willbros Bolivia, S.A.                                         Panama
Willbros Butler International, Inc.                            Panama
Willbros Chile, S.A.                                           Chile
Willbros Construction & Engineering - Egypt, LLC               Egypt
Willbros Constructors, Inc.                                    Panama
Willbros Constructors, Inc.                                 Cayman Islands
Willbros Contracting Limited                                   Cyprus
Willbros Energy Services Company                            Delaware, USA
Willbros Engineering & Construction Limited                    Canada
Willbros Engineers, Inc.                                    Delaware, USA

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                                                           Jurisdiction
             Company Name                                       of
                 and                                       Incorporation
        Name Under Which it is                                  or
    Doing Business (if applicable)                         Organization
--------------------------------------                 ---------------------
Willbros Far East, Inc.                                       Vanuatu
Willbros Far East (PNG) Ltd                               Papua New Guinea
Willbros Far East Sdn. Bhd.                                   Malaysia
Willbros Financial Services, Inc.                              Panama
Willbros Gabon, S.A.                                           Panama
Willbros, Inc.                                             Delaware, USA
Willbros International (Germany) G.m.b.H.                      Germany
Willbros International, Inc.                                   Panama
Willbros International Pty Limited                            Australia
Willbros Iran, Inc.                                            Panama
Willbros Kuwait Gas & Oil Field Services Co. (w.l.l.)          Kuwait
Willbros Latina, S.A.                                          Panama
Willbros Marine Assets, Inc.                                   Panama
Willbros Middle East, Inc.                                     Panama
Willbros (Nigeria) Limited                                     Nigeria
Willbros Operating Services, Inc.                          Delaware, USA
Willbros (Overseas) Limited                                United Kingdom
Willbros Suramerica, S.A.                                      Panama
Willbros Transandina S.A.                                      Bolivia
Willbros (U.K.) Limited                                    United Kingdom
Willbros USA, Inc.                                         Delaware, USA
Willbros West Africa, Inc.                                     Panama
Willgrande, L.L.C.                                         Oklahoma, USA
Willsip, L.L.C.                                            Oklahoma, USA

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